Exhibit 99(a)


                                  First Bancorp

                                  News Release

For Immediate Release:                                     For More Information,
May 6, 2005                                            Contact:  James H. Garner
                                                                    910-576-6171

            First Bancorp Reports on Annual Meeting of Shareholders:
                         Executive Succession Addressed

     TROY, N.C. - First Bancorp (NASDAQ - FBNC), the parent company of First Bank, reports today on the results of its Annual Meeting of Shareholders held on May 5, 2005 at the James H. Garner Conference Center in Troy. President and CEO Jimmie Garner presided over the meeting and reported that the proposal to elect eighteen (18) nominees to the Board of Directors to serve until the 2006 annual meeting of shareholders, or until their successors are elected and qualified had been duly approved by shareholders. Mr. Garner welcomed the two new nominees, Mary Clara Capel and Frederick L. Taylor II, to the Board of Directors.

     Following the business agenda, Mr. Garner spoke to the shareholders. Mr. Garner reviewed the results and accomplishments of the company for fiscal year 2004. Mr. Garner commented, "2004 was another solid year for your bank. We achieved strong financial results, entered new markets and upgraded our branch network, invested in technology to improve our service levels and product capabilities, strengthened our relationships in our communities, and grew shareholder value."

     Mr. Garner next honored Jesse S. Capel and Frederick H. Taylor who retired from the Board of Directors. Mr. Garner noted, "Jesse and Fred have provided a combined total of 73 years of invaluable guidance to our company. I greatly admire these gentlemen and thank them for their faithful service." Mr. Garner then presented a portrait of Mr. Capel that will hang on the wall of a meeting room within the conference center that has been named the "Jesse S. Capel Conference Room."

      Mr. Garner reflected on his years of service to the company and stated, "This bank has been a big part of my life for 36 years, the last 10 as President and CEO. However, I'm 75 years old and it's time for the board of directors to go through an orderly process of planning for new leadership." He continued, "Our Chairman, David Burns, has appointed a search committee to manage this process and has appointed Dr. David Bruton to chair that committee.

     Dr. Bruton then addressed the meeting, "First Bancorp's desire is for complete transparency in communicating everything we do with our shareholders. It is prudent to have a succession plan in place. We have no arbitrary timeline for either naming a successor to Jimmie Garner or establishing a date for his successor to lead our company. The Committee is searching for the best possible candidate, and even after naming Jimmie's successor, there will be a period of time that Jimmie will continue to be the leader of the Company to ensure a smooth transition." Dr. Bruton continued, "We have many qualified internal candidates, and we will also consider outside candidates."

      Mr. Garner concluded the meeting by thanking shareholders for their support.

     First Bancorp is a bank holding company based in Troy, North Carolina. Its principal activity is the ownership and operation of First Bank, a state-chartered bank that operates 60 branch offices, with 54 branches operating in a nineteen county market area in the central piedmont region of North Carolina; 3 branches in Dillon County, South Carolina; and 3 branches and a loan production office in Virginia, where First Bank does business as First Bank of Virginia. First Bancorp's common stock is traded on the NASDAQ National Market under the symbol FBNC. The Company's website is located at www.firstbancorp.com.

     This press release contains statements that could be deemed forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as "expect," "believe," "estimate," "plan," "project," or other statements concerning opinions or judgments of the Company and its management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company's customers, the Company's level of success in integrating acquisitions, actions of government regulators, the level of market interest rates, and general economic conditions.